Exhibit 24.1


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick D. Coleman, William Pitofsky, Greg Petroski and Kari Roberts or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

           Signature                     Title                          Date
           ---------                     -----                          ----


 /s/ Patrick D. Coleman             Director and President         May 23, 2000
---------------------------         (Principal Executive
PATRICK D. COLEMAN                  Officer)



 /s/ Scott J. Ulm                   Director and Chairman          May 23, 2000
--------------------------          of the Board
SCOTT J. ULM


 /s/ William Pitofsky               Director                       May 23, 2000
---------------------------         and Vice President
WILLIAM PITOFSKY


 /s/ Carlos Onis                    Director                       May 23, 2000
---------------------------
CARLOS ONIS


 /s/ Zev Kindler                    Treasurer                      May 23, 2000
----------------------------        (Principal Financial Officer)
ZEV KINDLER


 /s/ Thomas Zingalli                 Vice President                May 23, 2000
---------------------------          and Controller
THOMAS ZINGALLI                      (Principal Accounting Officer)